Exhibit 21
Subsidiaries and Joint Venture of Registrant
TB Wood’s Corporation, Subsidiaries and Joint Venture
December 31, 2006
Registrant: TB Wood’s Corporation (Delaware)
     Subsidiary: TB Wood’s Incorporated (Pennsylvania)
          Subsidiaries: Plant Engineering Consultants, LLC (Tennessee)
                    T.B. Wood’s Canada Ltd (Canada)
                    Industrial Blaju, S.A. de C.V. (Mexico)
                    Berges electronic GmbH (Germany
                         Subsidiary: Berges electronic S.r.l. (Italy)
                    TB Wood’s Enterprises, Inc. (Delaware)
          Joint Venture: TB Wood’s (India) Private Limited (India)

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